UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2014, NYSE Regulation, Inc. provided notice to GSE Holding, Inc. (the “Company”) that it is not in compliance with the continued listing standard set forth in Section 802.01B of the Listed Company Manual (“Section 802.01B”) of the New York Stock Exchange (the “NYSE”). Section 802.01B requires that, in order to comply with NYSE continued listing standards, a listed company must maintain an average global equity market capitalization of not less than $50 million over a consecutive 30 trading-day period where total stockholders’ equity is less than $50 million. The Company’s average global equity market capitalization is currently less than $50 million and the Company’s stockholders’ equity was approximately $31.1 million as of September 30, 2013.

In accordance with NYSE procedures, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the market capitalization listing standards within 18 months of receipt of the letter. The Company intends to submit such a plan in a timely manner. If the NYSE accepts the plan, the shares of common stock of the Company will continue to be listed on the NYSE during the 18-month cure period, subject to compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan. If the plan is not submitted in a timely manner, is not accepted or is accepted but the Company does not make progress consistent with the plan during the plan period, the NYSE could initiate delisting proceedings.

On January 8, 2014, the Company issued a press release announcing that it had received the notice described above. A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events.  Such forward-looking statements are subject to certain risks and uncertainties, including whether the Company is able to regain compliance with the NYSE continued listing standards, including the minimum market capitalization standard, whether the Company is able to avoid potential delisting from the NYSE, and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: January 8, 2014                                       By:  /s/ Mark A. Whitney
Name: Mark A. Whitney
Title: Vice President, General Counsel & Secretary